UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 23, 2008

OSAGE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-33224	32-0181888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

239 East Main Street, Pawhuska, Oklahoma	74056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(918) 287-2919

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02 Results of Operation and Financial Condition

On October 23, 2008, the Registrant issued a press release to report its results of operations for the quarter ended September 30, 2008. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

Item 8.01 Other Events

On October 23, 2008, the Registrant announced that its Board of Directors had approved an additional stock repurchase program for up to 10% of its outstanding shares (approximately 310,000 shares). The new repurchase program will commence immediately upon completion of the 5% stock repurchase program announced on March 26, 2008, in which 20,932 shares remain available to be repurchased as of October 23, 2008. For further information, reference is made to the Registrant’s press release, dated October 23, 2008, which is included with this Form 8-K as an exhibit.

On October 23, 2008, the Registrant also announced that its Board of Directors had declared a cash dividend of $0.085 per share payable November 17, 2008 to stockholders of record as of the close of business on November 3, 2008. For further information, reference is made to the Registrant’s press release, dated October 23, 2008 which is furnished with this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished with this report.

Exhibit 99.1 -- Press Release dated October 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OSAGE BANCSHARES, INC.
Date: October 23, 2008	By:	/s/ Mark S. White
Mark S. White President and Chief Executive Officer

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